CONSULTING AGREEMENT

AGREEMENT dated 10/29/2001, between Public Safety Group a Missouri L.L.C., (the "Consultant" or "PSG") located at 10605 Gay Terrace, Upper Marlboro, Maryland, 20772, and BIZCOM U.S.A. Inc., a Florida corporation (the "Company") located at 5440 NW 33rd Avenue, Suite 106, Fort Lauderdale, Florida, 33309.

WHEREAS, the Company wishes to retain the Consultant as an independent contractor, to provide certain business consulting services to the Company concerning disaster and emergency management and related services, and the Consultant wishes to be retained by the Company in such capacity and perform such services for the Company on the terms and conditions set forth herein.

THEREFORE, the parties hereto agree as follows:

         a. Consulting.
            ----------

         (1) Company hereby retains Consultant and Consultant hereby accepts such engagement, for the term and under the conditions specified herein, as a consultant to the Company , with such duties and responsibilities as may reasonably be assigned to the Consultant pursuant to this Agreement. The Consultant's compensation shall be that specified below.

         (2) Consultant's principal duties shall include, at such times as shall be reasonably requested by the Company, reporting on the current state of the disaster and emergency management affairs in the U.S. and assisting the Company in integrating emergency management software offered by one or more companies, as is planned to be further discussed by the Company and the Consultant, into a 220 MHz SMR wireless application (the "Integrated Solution"). In addition, PSG will provide the Company with a detailed strategy on how to market the Integrated Solution to different state and local agencies. Consultant shall have no authority to negotiate, accept, reject, or modify any contract entered into by the Company or otherwise bind the Company to any agreement with any third parties concerning the Integrated Solution or otherwise, and shall at all times hereunder be an independent contractor and not be construed to be an agent of the Company

         (3) PSG shall bill the Company for the services to be rendered hereunder at the hourly rate of $150, and provide the Company with written evidence of consulting services rendered and monthly invoices and statements that will be billed against and reduce the Promissory Note (in the form attached hereto as Exhibit A, which the Consultant shall execute and deliver to the Company as of the date hereof) in the principle amount of $30,000 which aggregate amount has been paid by the Company to the Consultant on 10/29/2001 as an advance against the Consultant's fees. However, to the extent that consulting services aggregating $30,000 have not been requested by the Company within 90 days from the date hereof, PSG will repay the Promissory Note in accordance with the terms and conditions thereof.

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         (4) The Consultant shall devote Consultant's best efforts to its duties hereunder and shall cause Edward W. Lent III to be the primary provider of the consulting services to be provided by the Consultant hereunder for and on behalf of the Consultant. However, it is expressly agreed that Consultant may serve as a consultant, manager, investor, or employee to other persons, without limitation except that during the term of this Agreement neither the Consultant nor its officers, directors, employees and affiliates, including Edward W. Lent III shall consult on any services directly or indirectly concerning the Integrated Solution to any other person or entity.

         (5) The principal place of business where the Consultant shall render its services hereunder shall be at such place or places as the Company and the Consultant may reasonably agree.

         b. Status.
            ------

The Consultant shall be treated in all respects as an independent contractor and the Company shall not withhold any taxes on account of services rendered to it by Consultant. Consultant represents to Company that Consultant regularly holds itself out as a consultant to others in the area of emergency management services, maintains its own office, has business cards other than for the services provided to Company , and assumes all risk of Consultant's classification as an independent contractor and not an employee.

         c. Term of Agreement.
            -----------------

The term for which Consultant shall be retained hereunder shall commence on the date hereof and shall terminate upon the earlier of: (i) the last day of the ninety (90) days following the date of this Agreement, unless this Agreement is earlier terminated by the Company with or without cause, and without any liability to the Company, its officers directors and agents, in which case the principle amount then due and owing under the Promissory Note, together with applicable interest shall, be due and payable.

         d. Notices.
            -------

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed, by either registered mail or certified mail return receipt requested, or via telecopie (Consultant's telecopie number: 301-599-2316 Company's telecopie number: 954-714-0086) or via email (Consultant's email: blent@sdsintl.net, Company's email: koukol@hotmail.com) to the parties hereto at the addresses set forth above, or at such other address for a party as shall be specified by notice given pursuant hereto ("Notice").

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         e. Waiver.
            ------

The failure of Consultant or Company to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which constitutes a violation, from having all the force and effect of a violation.

         f. Miscellaneous.
            -------------

         (1) This Agreement constitutes the entire agreement between the parties hereto, supersedes all existing agreements between them, and cannot be changed or terminated except by a written agreement signed by the parties and may not be assigned by either party.

         (2) This Agreement shall be construed in accordance with the laws of the State of Florida, without regard to a conflict or choice of law principles. Any action and/or proceeding relating to or arising out of this Agreement and/or the Promissory Note, including but not limited to the enforcement of terms and conditions of the Promissory Note shall be brought in the federal and/or state court, located in Broward County, Florida. The prevailing party in any such action and/or proceeding shall be entitled to recover its reasonable attorney's fees and costs from the other party.

         g. Rule of Construction That Ambiguities to be Construed Against
         ----------------------------------------------------------------
         Drafter Not Applicable.
         -----------------------

As both of the parties to this Agreement have had the opportunity to consult with their respective legal counsel concerning the terms and conditions of this Agreement and the Promissory Note, the rule of construction that ambiguities shall be construed against drafter shall be not applicable, to this Agreement or the Promissory Note.




BIZCOM U.S.A. Inc.


By: /S/ Hank Klein, President
    -------------------------



Public Safety Group L.L.C.


By: /S/ Edward W. Lent III, President
   ----------------------------------

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                                 PROMISSORY NOTE



Principal amount $ 30,000                                       Date: 10/29/2001

         PUBLIC SAFETY GROUP A MISSOURI L.L.C. (the "Maker"), FOR VALUE RECEIVED, hereby promises to pay to the order of BIZCOM U.S.A. INC, a Florida corporation (the "Holder"), at the office of the Holder 5440 N.W. 33rd Avenue, Fort Lauderdale, FL, the principal amount of THIRTY THOUSAND DOLLARS ($30,000) in lawful money of the United States of America. The unpaid principal balance of this Note shall bear simple interest from the date set forth above at the rate of ten percent (10%) (computed on the basis of a 360-day year) per annum. Interest and principal on this Promissory Note shall be payable as follows:

         Paid in full ninety (90) days from the date of the Promissory Note (10/29/2001), less the aggregate amount of the consulting fees billed through such date to the Holder and otherwise in accordance with all the terms and conditions as set forth in the Consulting Agreement by and between the Maker and the Holder dated 10/29/2001 (the "Consulting Agreement"), which is incorporated herein by reference (collectively, the "Due Date")

         All payments shall be first applied to interest and the balance to principal. This Promissory Note may be prepaid, at any time, in whole or in part, without penalty (each such payment being a minimum of $10,000 or equal to the unpaid balance on the Promissory Note).

         This Promissory Note shall be immediately due and payable upon the occurrence of any of the following (a "Default"): 1) Failure to make any payment due hereunder within ten (10) days of its Due Date; 2) Breach of any of the terms and conditions of the Consulting Agreement; or 3) Upon the filing by the undersigned of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

         In the event this Promissory Note shall be in Default and placed for collection, then the undersigned agrees to pay all reasonable attorney's fees and costs of collection. Payments not made within ten (10) days of the Due Date shall accrue interest at the highest rate then permitted by law. All payments hereunder shall be made to such address as may from time to time be designated by the Holder.

         This Promissory Note is referred to in, and arises out of the transactions described in the Consulting Agreement, and is subject to the terms and conditions of the Consulting Agreement.

         The Maker agrees to remain fully bound hereunder until this Promissory Note shall be fully paid (or is otherwise satisfied, in the Holder's sole discretion), waives demand, presentment, protest, dishonor, notice of dishonor, and all notices hereto and further agrees to remain bound, notwithstanding any extension, modification or waiver. No modification or indulgence by the Holder hereof shall be binding unless in writing; and any waiver on any one occasion shall not be construed to be a waiver for any other or future occasion.

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         This Promissory Note has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of Florida, without regard to conflict or choice of law principles. The Maker of this Promissory Note shall be responsible for the timely payment of all required intangible taxes, if any, in connection with the issuance hereof.

         This Promissory Note may be assigned by the Holder in whole or in part to any third party.



Witnessed:

/S/ Charles Renier                           /S/ Edward W. Lent III, President
---------------------------                  ---------------------------------
Witness                                      Maker




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